NEWS RELEASE

CONE MIDSTREAM REPORTS STRONG THIRD QUARTER RESULTS AND INCREASES FULL YEAR 2015 GUIDANCE
CANONSBURG, PA (November 3, 2015) — CONE Midstream Partners LP (NYSE:CNNX) ("CONE Midstream" or the "Partnership") today reported financial and operational results for the three months ended September 30, 2015.(1)
Third Quarter Results
Highlights of third quarter 2015 results attributable to the Partnership include:

•	Net income of $19.7 million

•	Average daily throughput volumes of 642 billion Btu per day (BBtu/d)

•	Adjusted EBITDA(2) of $21.9 million

•	Distributable cash flow (DCF)(2) of $19.6 million

•	Cash distribution coverage of 1.45x on a declared basis
Management Comment
"We are pleased to report very strong third quarter financial and operational results for CONE Midstream," said John T. Lewis, Chairman of the Board and Chief Executive Officer of CONE Midstream GP LLC (the "General Partner"). "Revenue and average throughput for the third quarter both increased by approximately 13% over their respective second quarter amounts as a result of new well connections and the impact of debottlenecking projects coming on line. Our continued focus on cost optimization yielded an approximate 19% decrease in this quarter's operating expense as compared with the second quarter. Our strong revenue growth combined with reduced operating expense resulted in record quarterly net income of $19.7 million, which represents a sequential quarterly increase of approximately 32%. Our entire operating team deserves recognition for their hard work to produce these outstanding results through their successful efforts in improving efficiency, reducing costs, and completing projects on schedule and on budget.
"In light of our strong results for the quarter and current anticipation for similar performance in the fourth quarter, we have increased our expectations for the year. As a result, we are raising our EBITDA and DCF guidance for full year 2015."
Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.228 per unit with respect to the third quarter of 2015. The distribution payment will be made on November 13, 2015 to unitholders of record at the close of business on November 9, 2015. The distribution, which equates to an annual rate of $0.912 per unit, represents an increase of 3.6% over the prior quarter and an increase of 7.3% over the Minimum Quarterly Distribution as defined in our Partnership Agreement.

Capital Investment and Resources
CONE Midstream's allocated third quarter 2015 share of investment in expansion projects was $36.1 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $90.8 million, with individual development company totals as follows:

•
Anchor Systems (Development Company 1): Expansion investments totaled approximately$45.1 million and were primarily expended for continued gathering system extensions to nine well pads in Greene and Washington Counties (PA), additional compression at McQuay and Majorsville Stations, along with pipeline expansion and an additional tap to relieve bottlenecks in the North Nineveh field.

•
Growth Systems (Development Company 2): Expansion investments totaled approximately$2.2 million and primarily were expended on land and permitting associated with future development in Harrison and Lewis Counties (WV) and dehydration expansion at our Camden Facility.

•
Additional Systems (Development Company 3): Expansion investments totaled approximately$43.5 million for the continued construction of Shirley Station, construction of our Sherwood South gathering pipeline that connects the Oxford field in southern Doddridge County to MarkWest Sherwood, and additional pipeline construction in the Moundsville field and Allegheny County Airport project areas.

CONE Midstream's respective share of maintenance capital expenditures for the three development companies for the third quarter 2015 was $2.3 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $4.0 million.
As of September 30, 2015, CONE Midstream had outstanding borrowings of $56.5 million under its $250 million revolving credit facility.
2015 Guidance
Based on current expectations, management is providing the following updated guidance for 2015. Full year 2015 EBITDA attributable to the Partnership, previously projected to be in the range of $66 - $72 million, is now expected to be in the range of $76 - $80 million. Full year Distributable Cash Flow attributable to the Partnership, previously projected to be in the range of $55 - $62 million, is now expected to be in the range of $66 - $70 million. Capital expenditures attributable to the Partnership, previously projected to be in the range of $95 - $115 million, are now expected to be in the range of $120 - $130 million of which approximately $8 - $10 million will be for maintenance capital. CONE Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results. These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.
Third Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss third quarter 2015 financial and operational results, is scheduled for November 3, 2015 at 1:00 p.m. Eastern Time. Reference material for the call will be available on the "Events" page of our website, www.conemidstream.com, shortly before the start of the call. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast by using the link posted on the "Events" page of our website or at www.webcaster4.com/Webcast/Page/998/11052. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at www.webcaster4.com/Webcast/Page/998/11052 shortly after the conclusion of the conference call. A telephonic replay will be available through November 10, 2015 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10074249.
_______________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”).  Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. The Partnership's current financial interests in the development companies are: 75% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. and owns non-controlling interests in the Partnership’s development companies.

(2)
EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contact:	Stephen R. Milbourne
CONE Investor Relations

Phone:	724-485-4408

Email:	smilbourne@conemidstream.com

* * * * *
CONE Midstream Partners is a master limited partnership formed by CONSOL Energy Inc. (NYSE: CNX) and Noble Energy, Inc. (NYSE: NBL), referred to as our Sponsors, to own, operate, develop and acquire natural gas gathering and other midstream energy assets to service our Sponsors' production in the Marcellus Shale in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on our website www.conemidstream.com.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, among others: the effects of changes in market prices of natural gas, NGLs and crude oil on our Sponsors’

drilling and development plan on our dedicated acreage and the volumes of natural gas and condensate that are produced on our dedicated acreage; changes in our Sponsors’ drilling and development plan in the Marcellus Shale; our Sponsors’ ability to meet their drilling and development plan in the Marcellus Shale; the demand for natural gas and condensate gathering services; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, gatherers, processors and transporters; our ability to successfully implement our business plan; and our ability to complete internal growth projects on time and on budget. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Gathering Revenue — Related Party	$53,753	$35,770	$144,638	$87,687
Total Revenue	53,753	35,770	144,638	87,687
Expenses
Operating Expense — Third Party	4,736	6,908	22,205	18,336
Operating Expense — Related Party	8,095	6,030	22,079	18,553
General and Administrative Expense — Third Party	968	107	3,533	936
General and Administrative Expense — Related Party	2,413	1,599	6,385	2,957
Depreciation Expense	3,769	1,808	10,430	5,105
Interest Expense	158	—	270	—
Total Expense	20,139	16,452	64,902	45,887
Net Income	33,614	19,318	79,736	41,800
Less: Net Income Attributable to Noncontrolling Interest	13,957	82	30,954	82
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$19,657	$19,236	$48,782	$41,718

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP (1)	$19,657	$127	$48,782	$127
Less: General Partner Interest in Net Income	393	3	976	3
Limited Partner Interest in Net Income	$19,264	$124	$47,806	$124

Net Income per Limited Partner Unit - Basic	$0.33	$—	$0.82	$—
Net Income per Limited Partner Unit - Diluted	$0.33	$—	$0.82	$—

Limited Partner Units Outstanding - Basic	58,326	58,326	58,326	58,326
Limited Partner Unit Outstanding - Diluted	58,333	58,326	58,331	58,326

Cash Distributions Declared per Unit (2)	$0.2280	N/A	$0.6605	N/A

(1)	Includes general and limited partner interest in net income since closing of the IPO.

(2)	Represents the cash distributions declared related to the period presented.

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Non-GAAP Financial Measures
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) before net interest expense, depreciation and amortization, as adjusted for certain non-cash items which should not be included in the calculation of distributable cash flow. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to adjusted EBITDA are net income and net cash provided by operating activities. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as adjusted EBITDA less net cash interest paid and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.
The partnership does not provide financial guidance for projected net income or changes in working capital, and, therefore, is unable to provide a reconciliation of its adjusted EBITDA and distributable cash flow projections to net income, operating income, or net cash flow provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow with the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2015	2014	2015	2014
Net Income	$33,614	$19,318	$79,736	$41,800
Interest Expense	158	—	270	—
Depreciation Expense	3,769	1,808	10,430	5,105
EBITDA	37,541	21,126	90,436	46,905
Non-Cash Unit-Based Compensation Expense	118	—	310	—
Adjusted EBITDA	37,659	21,126	90,746	46,905
Less:
Net Income Attributable to Noncontrolling Interest (1)	13,957	82	30,954	82
Interest Expense Attributable to Noncontrolling Interest (1)	63	—	97	—
Depreciation Expense Attributable to Noncontrolling Interest (1)	1,728	6	4,553	6
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$21,911	$21,038	$55,142	$46,817
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	2,291	1,644	6,430	3,344
Distributable Cash Flow	$19,620	$19,394	$48,712	$43,473

Net Cash Provided by Operating Activities	$38,808	$23,731	$99,268	$62,363
Interest Expense	158	—	270	—
Other, Including Changes in Working Capital	(1,307)	(2,605)	(8,792)	(15,458)
Adjusted EBITDA	37,659	21,126	90,746	46,905
Less:
Net Income Attributable to Noncontrolling Interest (1)	13,957	82	30,954	82
Interest Expense Attributable to Noncontrolling Interest (1)	63	—	97	—
Depreciation Expense Attributable to Noncontrolling Interest (1)	1,728	6	4,553	6
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$21,911	$21,038	$55,142	$46,817
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	2,291	1,644	6,430	3,344
Distributable Cash Flow	$19,620	$19,394	$48,712	$43,473
(1) Noncontrolling interest amounts for the three and nine months ended September 30, 2014 are for a one day period because the closing of the initial public offering of CNNX occurred on September 30, 2014.

The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q4 2014		Q1 2015		Q2 2015		Q3 2015		Twelve Months Ended September 30, 2015
Net Income	$23,027		$21,216		$24,905		$33,614		$102,762
Interest Expense	24		65		47		158		294
Depreciation Expense	2,225		2,994		3,667		3,769		12,655
EBITDA	25,276		24,275		28,619		37,541		115,711
Non-Cash Unit-Based Compensation Expense	—		96		96		118		310
Adjusted EBITDA	25,276		24,371		28,715		37,659		116,021
Less:
Net Income Attributable to Noncontrolling Interest (1)	7,776		7,004		9,993		13,957		38,730
Interest Expense Attributable to Noncontrolling Interest (1)	—		20		14		63		97
Depreciation Expense Attributable to Noncontrolling Interest (1)	857		1,166		1,659		1,728		5,410
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,643		$16,181		$17,049		$21,911		$71,784
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	1,799		1,991		2,148		2,291		8,229
Distributable Cash Flow	$14,844		$14,190		$14,901		$19,620		$63,555

Net Cash Provided by Operating Activities	$22,331		$10,206		$50,254		$38,808		$121,599
Interest Expense	24		65		47		158		294
Other, Including Changes in Working Capital	2,921		14,100		(21,586)		(1,307)		(5,872)
Adjusted EBITDA	25,276		24,371		28,715		37,659		116,021
Less:
Net Income Attributable to Noncontrolling Interest (1)	7,776		7,004		9,993		13,957		38,730
Interest Expense Attributable to Noncontrolling Interest (1)	—		20		14		63		97
Depreciation Expense Attributable to Noncontrolling Interest (1)	857		1,166		1,659		1,728		5,410
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,643		$16,181		$17,049		$21,911		$71,784
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	1,799		1,991		2,148		2,291		8,229
Distributable Cash Flow	$14,844		$14,190		$14,901		$19,620		$63,555
Distributions Declared (2)	$12,784		$12,647		$13,094		$13,570		$52,095
Distribution Coverage Ratio - Declared	1.16	x	1.12	x	1.14	x	1.45	x	1.22	x

Distributable Cash Flow	$14,844		$14,190		$14,901		$19,620
Distributions Paid	$—		$12,784		$12,647		$13,094
Distribution Coverage Ratio - Paid	—		1.11	x	1.18	x	1.50	x
(1) Noncontrolling interest amounts for the three and nine months ended September 30, 2014 are for a one day period because the closing of the initial public offering of CNNX occurred on September 30, 2014.
(2) The Partnership's cash distribution for the period ended December 31, 2014 was $0.2148 per unit, which was prorated with respect to the period commencing on September 30, 2014 (the closing date of the Partnership's initial public offering) through December 31, 2014.  The prorated amount corresponds to the Partnership's minimum quarterly distribution of $0.2125 per unit, or $0.85 per unit on an annualized basis.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)

	(unaudited)
	September 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash	$1,205	$3,252
Receivables — Related Party	32,220	58,749
Inventory	18,916	—
Prepaid Expenses	740	1,280
Other Current Assets	164	164
Total Current Assets	53,245	63,445
Property and Equipment:
Property and Equipment	853,999	639,735
Less — Accumulated Depreciation	27,102	16,989
Property and Equipment — Net	826,897	622,746
Other Non-Current Assets	569	613
TOTAL ASSETS	$880,711	$686,804

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$74,772	$70,635
Accounts Payable — Related Party	8,778	2,106
Total Current Liabilities	83,550	72,741
Other Liabilities:
Revolving Credit Facility	56,500	31,300
Total Liabilities	140,050	104,041
Partners' Capital:
Common Units (29,163,121 Units Issued and Outstanding at September 30, 2015 and December 31, 2014)	394,948	389,612
Subordinated Units (29,163,121 Units Issued and Outstanding at September 30, 2015 and December 31, 2014)	(87,259)	(92,285)
General Partner Interest	(3,567)	(3,772)
Partners' Capital Attributable to CONE Midstream Partners LP	304,122	293,555
Noncontrolling Interest	436,539	289,208
Total Partners' Capital	740,661	582,763
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$880,711	$686,804

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2015	2014
Cash Flows from Operating Activities:
Net Income	$33,614	$19,318
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation Expense and Amortization of Debt Issuance Costs	3,810	1,808
Unit Based Compensation	118	—
Changes in Operating Assets:
Receivables — Related Party	(10,894)	(4,846)
Inventory	(2,284)	—
Prepaid Expenses	18	(482)
Non-Current Assets	(80)	(168)
Changes in Operating Liabilities:
Accounts Payable	10,137	5,120
Accounts Payable — Related Party	4,369	2,981
Net Cash Provided by Operating Activities	38,808	23,731
Cash Flows from Investing Activities:
Capital Expenditures	(94,781)	(67,462)
Net Cash Used in Investing Activities	(94,781)	(67,462)
Cash Flows from Financing Activities:
Partners' Investments	36,611	37,626
Proceeds from Issuance of Common Units, Net of Offering Costs	—	412,741
Distribution of Proceeds	—	(407,971)
Distributions to Unitholders	(13,094)	—
Proceeds from Revolver	33,500	—
Payment of Revolver Fees	—	(685)
Net Cash Provided By Financing Activities	57,017	41,711
Net Increase (Decrease) in Cash	1,044	(2,020)
Cash at Beginning of Period	161	9,368
Cash at End of Period	$1,205	$7,348

Development Companies Jointly Owned by CONE Midstream Partners LP and CONE Gathering LLC
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended September 30, 2015
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$40,327	$3,467	$9,959	$53,753
Expenses	14,647	1,881	3,611	20,139
Net Income	25,680	1,586	6,348	33,614
Less: Net Income Attributable to Noncontrolling Interest	6,420	1,506	6,031	13,957
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$19,260	$80	$317	$19,657

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	480	82	6	568
Wet Gas (BBtu/d)	348	10	207	565
Condensate (MMcfe/d)	7	—	16	23
Total Gathered Volumes	835	92	229	1,156

Total Volumes Net to CONE Midstream Partners LP	626	5	11	642

Capital Investment
Maintenance Capital	$2,990	$346	$628	$3,964
Expansion Capital	45,108	2,202	43,507	90,817
Total Capital Investment	$48,098	$2,548	$44,135	$94,781

Capital Investment Net to CONE Midstream Partners LP
Maintenance Capital	$2,243	$17	$31	$2,291
Expansion Capital	33,831	110	2,175	36,116
Total Capital Investment Net to CONE Midstream Partners LP	$36,074	$127	$2,206	$38,407

Development Companies Jointly Owned by CONE Midstream Partners LP and CONE Gathering LLC
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended September 30, 2014
	Development Company
	Anchor	Growth	Additional	TOTAL (1)
Income Summary
Revenue	$31,260	$2,589	$1,431	$35,280
Expenses	13,736	1,599	861	16,196
Net Income	17,524	990	570	19,084
Less: Net Income Attributable to Noncontrolling Interest	42	36	4	82
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$17,482	$954	$566	$19,002

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	415	55	—	470
Wet Gas (BBtu/d)	258	—	31	289
Condensate (MMcfe/d)	9	—	—	9
Total Gathered Volumes	682	55	31	768

Total Volumes Net to CONE Midstream Partners LP	512	3	2	517

Capital Investment
Maintenance Capital	$1,634	$8	$2	$1,644
Expansion Capital	25,045	3,836	33,655	62,536
Total Capital Investment	$26,679	$3,844	$33,657	$64,180

Capital Investment Net to CONE Midstream Partners LP
Maintenance Capital	$1,226	$—	$—	$1,226
Expansion Capital	18,784	192	1,683	20,659
Total Capital Investment Net to CONE Midstream Partners LP	$20,010	$192	$1,683	$21,885

(1)
Total consists of the 100% activity of the three Development Companies (Anchor, Growth and Additional) which CONE Midstream Partners LP owns a controlling interest of 75%, 5% and 5%, respectively. Other systems that were part of the Predecessor, CONE Gathering LLC, that have been included in the Historical Financial statements as the Predecessor are excluded from the table above, as these systems are not included in the consolidated operations of the Partnership.